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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-3 of our report dated September 17, 1996, except as to Note 13 which is as of June 27, 1997, relating to the financial statements of Multicom Publishing, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading of "Experts" in such Prospectus.




Price Waterhouse LLP
Seattle, Washington
June 27, 1997